INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.

EXHIBIT 21

SUBSIDIARY OF ILTS

Unisyn Voting Solutions, Inc.
2310 Cousteau Court
Vista, CA 92081-8346